UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2022

SPINE INJURY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27407	98-0187705
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

600 Anton Boulevard, Suite 1100

Costa Mesa, CA 92626

(Address of principal executive offices)

(Registrant’s telephone number, including area code: (855) 777-0888

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2022, William F. Donovan, M.D. and Peter L. Dalrymple tendered their resignations as members of the Board of Directors of Spine Injury Solutions, Inc. (the “Company”). Dr. Donovan and Mr. Dalrymple have advised the Company that their resignations were not the result of any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies) or practices.

Following the resignations of Dr. Donovan and Mr. Dalrymple, the Board appointed Robert J. Brilon who is the Company’s Chief Financial Officer as a member of the Company’s Board of Directors.

Mr. Brilon has served as the Company’s Chief Financial Officer since October 1, 2021. He also has served as Chief Financial Officer for Iveda Solutions, Inc. (NASDAQ: IVDA) since December 2013. He was also Iveda’s President from February 2014 to July 2018 and Treasurer from December 2013 to July 2018 and was appointed Treasurer again on December 15, 2021. Mr. Brilon served as Iveda’s Executive Vice President of Business Development from December 2013 to February 2014 and as Iveda’s interim Chief Financial Officer and Treasurer from December 2008 to August 2010. Mr. Brilon joined New Gen Management Services, Inc. in July 2017 as the CFO (subsequently becoming President and CFO of New Gen in July 2018). Mr. Brilon was the President, Chief Financial Officer, Corporate Secretary, and Director of both Vext Science, Inc and New Gen until he resigned in February 2020. Mr. Brilon served as Chief Financial Officer and Executive Vice President of Business Development of Brain State Technologies, a brainwave optimization software licensing and hardware company, from August 2010 to November 2013. From January 2010 to August 2010, Mr. Brilon served as Chief Financial Officer of MD Helicopters, a manufacturer of commercial and light military helicopters. Mr. Brilon also served as Chief Executive Officer, President, and Chief Financial Officer of InPlay Technologies (NASDAQ: NPLA), formerly, Duraswitch (NASDAQ: DSWT), a company that licensed patented electronic switch technology and manufactured digital pen technology, from November 1998 to June 2007. Mr. Brilon served as Chief Financial Officer of Gietz Master Builders from 1997 to 1998, Corporate Controller of Rental Service Corp. (NYSE: RRR) from 1995 to 1996, Chief Financial Officer and Vice President of Operations of DataHand Systems, Inc. from 1993 to 1995, and Chief Financial Officer of Go-Video (AMEX:VCR) from 1986 to 1993. Mr. Brilon is a certified public accountant and practiced with several leading accounting firms, including McGladrey Pullen, Ernst and Young and Deloitte and Touche. Mr. Brilon holds a Bachelor of Science degree in Business Administration from the University of Iowa.

On April 19, 2022, the Company and Mr. Brilon entered into an Independent Contractor Agreement whereby Mr. Brilon (the “Independent Contractor Agreement”) agreed to serve as the Chief Financial Officer of the Company and shall have such duties and authorities consistent with such position as are customary for the position of chief financial officer of a company of the size and nature of the Company, and such other duties and authorities as shall be reasonably determined from time to time by the Board of Directors of the Company consistent with such position and to serve as an officer of any subsidiary of the Company as may be reasonably requested from time to time by the Board of Directors. In addition, Mr. Brilon agreed to serve as a member of the Company’s Board of Directors. The Independent Contractor Agreement may be terminated by either party on 15 days prior written notice without cause or five days after written notice in the event of a breach of the agreement by either party.

Mr. Brilon also signed a Proprietary Information and Inventions Agreement whereby he agreed that any proprietary information developed during the term of his service will be owned by the Company and that such information will be held in strict confidence and not disclosed to anyone outside the Company. In addition, Mr. Brilon agreed to, during the term of his service to the Company, refrain from engaging in or assisting anyone from engaging in any activity that is competitive with or similar to the business or proposed business of the Company and from soliciting any employees or consultants to the Company during the term of his engagement and thereafter for a period of one year from leaving or terminating their engagement with the Company.

As Compensation for Mr. Brilon’s service to the Company, the Company awarded him 4,635,720 shares of Common Stock which vest 25% on each April 18 commencing on April 18, 2023 so long as Mr. Brilon is providing services to the Company or one of its subsidiaries.

The Company confirms that (1) there is no family relationship between Mr. Brilon and any director or executive officer of the Company, (2) there was no arrangement or understanding between Mr. Brilon and any other person pursuant to which he was elected to his position with the Company, and (3) there is no transaction between Mr. Brilon and the Company that would require disclosure under Item 404(a) of Regulation S-K.

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Item 8.01 Other Events.

On April 14, 2022, the Company appointed Roy Bao as its Chief Technology Officer. In this role, Mr. Bao will develop a plan to implement the Company’s Bitech Intellisys-8 technology in order to deploy it to operators of cryptocurrency miners and data centers, define a new product roadmap, introduce additional revenue sources, recruit and lead a planned engineering taskforce and develop new product lines for the Company with a focus in cryptocurrency mining and data centers.

Mr. Bao has deep technical knowledge in Green Energy fields with a record of managing complex engineering projects and demonstrated leadership in facilitating, structuring, negotiating, and bringing complex technical issues to closure including projects involving production and storage of clean, cost-effective power solutions designed to increase energy efficiency. Mr. Bao has been an entrepreneur, developer and manager with companies such as Cisco Systems, Fujitsu Network Communications, Alcatel Network Systems, among others for more than 30 years. Mr. Bao received a Bachelor of Science in Electrical Engineering, Summa Cum Laude, and a Master of Science in Electrical Engineering both from the University of Texas.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibits are filed with this Current Report:

Exhibit No.	Description
10.1†	Form of Independent Contractor Agreement.

10.2†	Form of Proprietary Information and Inventions Agreement.

10.3†	Form of Restricted Stock Agreement.

17.1	Resignation Letter of William F. Donovan, M.D. dated April 14, 2022.

17.2	Resignation Letter of Peter L. Dalrymple dated April 14, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Includes management contracts and compensation plans and arrangements

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SPINE INJURY SOLUTIONS, INC.

Dated: April 20, 2022	By:	/s/ Benjamin Tran
Benjamin Tran
Chief Executive Officer

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